EXHIBIT 11.1

                    UNITED PAYORS & UNITED PROVIDERS, INC.
                               AND SUBSIDIARIES
               COMPUTATION OF PRIMARY EARNINGS PER COMMON SHARE
                                  (Unaudited)



                                                Three Months Ended March 31,
                                                    1997            1996
                                                -----------      ----------

                       PRIMARY
Net income                                      $ 3,150,399      $2,449,612
                                                ===========      ==========

Weighted average number of common shares
 outstanding:
   Shares outstanding from beginning of
    period                                       11,551,136       8,800,000
   Other issuances of common stock                   12,363               -
   Purchases of treasury stock                       (1,705)              -
   Common stock equivalents:
Additional equivalent shares issuable from
   assumed exercise of common stock options          42,959               -
                                                -----------      ----------

Weighted average common and common share
 equivalents                                     11,604,753       8,800,000
                                                ===========      ==========

Net income per common share                     $      0.27      $     0.28
                                                ===========      ==========

                       FULLY DILUTED

Net income                                      $ 3,150,399      $2,449,612
                                                ===========      ==========

Weighted average number of common shares
 outstanding:
   Shares outstanding from beginning of
    period                                       11,551,136       8,800,000
   Other issuances of common stock                   12,363               -
   Purchases of treasury stock                       (1,705)              -
   Common stock equivalents:
Additional equivalent issuable
   from assumed exercise of common
   stock options                                    100,025               -
                                                -----------      ----------

Weighted average common and common share
 equivalents                                     11,661,819       8,800,000
                                                ===========      ==========

Net income per common share                     $      0.27      $     0.28
                                                ===========      ==========